Exhibit 31

CERTIFICATIONS

I, Mark J. Gabrielson, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Ore Pharmaceuticals Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 30, 2009	By:	/s/ Mark J. Gabrielson
Mark J. Gabrielson
Chief Executive Officer and Principal
Financial Officer